PRICING SUPPLEMENT NO. 76                                  Rule 424(b)(3)
DATED: November 12, 1997                               File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)

                                  $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $7,500,000   Floating Rate Notes [_]   Book Entry Notes [x]

Original Issue Date: 11/17/97  Fixed Rate Notes [x]      Certificated Notes [_]

Maturity Date: 11/17/99

Option to Extend Maturity:        No  [x]

                                  Yes [_]   Final Maturity Date:


                                              Optional        Optional
                        Redemption            Repayment       Repayment
Redeemable On           Price(s)              Date(s)         Price(s)
-------------           ----------            ---------       ---------

N/A                     N/A                   N/A             N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  6.150%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate:

[_]         Commercial Paper Rate            Minimum Interest Rate:

[_]         Federal Funds Rate               Interest Reset Date(s):

[_]         Treasury Rate                    Interest Reset Period:

[_]         LIBOR Reuters                    Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                       Interest Payment Period:

Index Maturity:

Spread (plus or minus):
--------------------------

*        5/17/98, 11/17/98, 5/17/99 and 11/17/99.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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